UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2017

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87‑0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:  (801) 566‑1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 5, 2017 at the annual meeting, stockholders of the Company approved or indicated their preference on the following matters submitted to them for consideration:

Elected Ernst G. Hoyer as a director of the Company:
For     1,819,712 Withheld     1,054,010 Broker Non Votes     518,656

Elected James H. Beeson as a director of the Company:
For     1,755,857 Withheld     1,117,865 Broker Non Votes     518,656

Ratified the selection of Jones Simkins LLC as the Company's independent public accounting firm for the year ended December 31, 2017:
For     3,314,810 Against     65,155 Abstentions     12,413

Approved, on an advisory basis, the compensation paid to UTMD's named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:
For     2,838,920 Against     28,511 Abstentions     6,291 Broker Non Votes     518,656

Indicated, on an advisory basis, their preference for annual stockholder votes on executive compensation:
1 Year     2,325,010 2 Years     10,579 3 Years     534,032 Abstentions     4,101

The Company will include annual advisory stockholder votes on executive compensation in its proxy materials.  Annual advisory stockholder votes will be held until at least the next required advisory vote on frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/08/2017	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO